UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2015

The Boston Beer Company, Inc.

(Exact name of registrant as specified in its charter)

Massachusetts	001-14092	04-3284048
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

One Design Center Place, Boston, MA		02210
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code (617) 368-5000

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.

Changes in Registrant’s Certifying Accountant.

On February 27, 2015, the Audit Committee of the Board of Directors of the Company unanimously voted to dismiss Ernst & Young LLP (“Ernst & Young”) as the Company’s independent registered public accounting firm, and to engage Deloitte Touche Tohmatsu Limited (“Deloitte”) as the Company’s independent registered public accounting firm for the 2015 fiscal year. The Company notified Ernst & Young of its dismissal on March 2, 2015 and engaged Deloitte effective March 2, 2015.

Ernst & Young’s reports on the Company’s financial statements for each of the fiscal years ended December 27, 2014 and December 28, 2013 did not contain an adverse opinion, a disclaimer of opinion, or any qualifications or modifications as to uncertainty, audit scope, or accounting principles. During the Company’s fiscal years ended December 27, 2014 and December 28, 2013, and through the date of dismissal, there were no disagreements with Ernst & Young on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Ernst & Young, would have caused Ernst & Young to make reference to the subject matter of the disagreement in connection with its report.

During the fiscal years ended December 27, 2014 and December 28, 2013 and through the date of dismissal, there have been no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K promulgated by the Securities and Exchange Commission (the “SEC”).

The Company has not consulted with Deloitte during the fiscal years December 27, 2014 and December 28, 2013, nor during the subsequent period to the date of its engagement, regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements.

The Company provided Ernst & Young with a copy of this Form 8-K on March 2, 2015, and requested that Ernst & Young furnish it with a letter addressed to the SEC stating whether it agrees with the statements made by the Company in this Item 4.01, and, if not, stating the respects in which it does not agree. The letter of Ernst & Young addressed to the SEC is attached hereto as Exhibit No. 16.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Boston Beer Company, Inc.
(Registrant)

Date: March 4, 2015	/s/ Martin F. Roper
Martin F. Roper
President & Chief Executive Officer
(Signature)*

*Print name and title of the signing officer under his signature.

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